                                                                    EXHIBIT 23.6



            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

The Board of Directors
SS&C Technologies Canada Corp.
(formerly Financial Models Company Inc.):


We consent to the use of our report dated April 8, 2005, except as to note 18 which is as of June 17, 2005, with respect to the consolidated balance sheets of Financial Models Company Inc. as of February 28, 2005 and February 29, 2004, and the related consolidated statements of operations, deficit and cash flows for each of the years in the three-year period ended February 28, 2005, and of our report dated April 8, 2005, except as to note 18 which is as of June 17, 2005, entitled "Comments by auditors for U.S. readers on Canada - U.S. reporting differences" included herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report entitled "Comments by auditors for U.S. readers on Canada - U.S. reporting differences" contains a reference to a change in the accounting for stock-based compensation.

/s/ KPMG LLP

Toronto, Canada
July 25, 2006